Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (Form S-8) of Rigel Pharmaceuticals, Inc. for the registration of 88,888 shares of Common Stock pertaining to the 2000 Employee Stock Purchase Plan of Rigel Pharmaceuticals, Inc. and to the incorporation by reference therein of our reports dated March 3, 2006, with respect to the financial statements of Rigel Pharmaceuticals, Inc. included in its Annual Report on (Form 10-K) for the year ended December 31, 2005, Rigel Pharmaceuticals, Inc. management’s assessment of the effectiveness of internal control over financial reporting, and the effectiveness of internal control over financial reporting of Rigel Pharmaceuticals, Inc., filed with the Securities and Exchange Commission.

                                                                                                                                 /s/ Ernst & Young LLP

Palo Alto, California
December 18, 2006